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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 15, 2007

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1239 Parkview Drive, Elko, Nevada	89801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 775-738-9826

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 1.01 Entry into a Material Definitive Agreement

On February 15, 2007, Thunder Mountain Gold, Inc. initiated a private offering of common stock to purchase, in the aggregate, 2,500,000 shares of common stock of Thunder Mountain Gold, Inc., par value $0.05, at a price of $0.05 per share. The offering was limited to Directors, Management, and key consultants for the Company.  The offering was fully subscribed and the offering was closed on April 15, 2007.

 In conjunction with the private placement, the Company obtained a fairness opinion in connection with the offering.. All shares purchased are restricted. All investors were required to sign a Shareholder Rights Agreement. The Agreement generally provides that common stock purchased cannot be sold until the agreement terminates. Generally, the Shareholder Rights Agreement terminates upon the occurrence of the earlier of: (i) the closing of a consolidation, merger,  other reorganization, or similar transaction of the Company with or into any other entity or entities pursuant to which the Restricted Shareholders of the Company subsequent to the consolidation, merger, or other reorganization or similar transaction shall own less than fifty percent (50%) of the voting securities of the surviving entity; (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company; (iii) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of to other than Restricted Shareholders; or (iv) thirty-six (36) months from the date of the Agreement. Upon termination of the Shareholder Rights Agreement, the Company agrees to bear all costs and expenses of transfer (excluding any income tax or commissions) including removal of any restrictive stock legend, issuance of new stock certificates, or legal opinions. The only transfers allowed are restricted to transfers occurring on the death of a purchaser or transfers to another purchaser in the offering.

A total of $125,000 was raised through the private placement, and there were no fees associated with the placement.  The following individuals purchased shares in the amounts stated:  Jim Collord, President, 500,000 shares; Eric Jones, Secretary/Treasurer, 1,500,000 shares; Charles Cleveland, Corporate Counsel, 400,000 shares, and; Dennis Lance, Consulting Geologist, 100,000 shares.

The offering is believed exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended.

The securities purchased in connection with the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. No registration rights were offered in conjunction with the offering.

Item 3.02

Unregistered Sales of Equity Securities

See Item 1.01

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1 Shareholder Rights Agreement

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THUNDER MOUNTAIN GOLD, INC.

                                          (Registrant)

  By: /s/ E. JAMES COLLORD

  -------------------------------------------------

E.  James Collord

President, Director and Chief Executive Officer

Date:  April 30, 2007